UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14, rue de la Colombiere 1260 Nyon, Switzerland	NA
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +011 41 22 363 13 10
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     The Registrant issued a total of 5,500,000 restricted shares of its common stock to Hazuna Ltd. in connection with his equity investment of E1,250,000 (equal to approximately $1,500,000) at a per share price of $0.30 compared to the market bid price of approximately $0.13 on the date of the sale of those shares. These shares were issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended, for offshore securities sales not made to a U.S. person and Section 4(2) of the Securities Act to a person who is sophisticated in such transactions and who had knowledge of and access to sufficient information about the Registrant to make an informed investment decision. The purchaser of these securities was aware that they were restricted securities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2007	MYMETICS CORPORATION

	By:	/s/ Christian Rochet

Christian Rochet Chief Executive Officer